Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL
OF SURRENDER OF
GENERAL MILLS, INC.
ZERO COUPON CONVERTIBLE SENIOR DEBENTURES DUE 2022

CUSIP Numbers: 370334 AT1 and 370334 AU8

Pursuant to the Company Notice
dated September 15, 2005

        This Notice of Withdrawal relates to the purchase of Zero Coupon Convertible Senior Debentures Due 2022 (the “Debentures”) of General Mills, Inc., a Delaware corporation (“General Mills”), at the option of the holder thereof (the “Put Option”), pursuant to the terms and conditions specified in paragraph 6 of the Debentures and as set forth in the Company Notice, dated September 15, 2005 (the “Company Notice”), of General Mills relating to the Put Option and the Indenture, dated as of October 28, 2002 (as heretofore amended or supplemented, the “Indenture”), between General Mills and BNY Midwest Trust Company, an Illinois trust company, as Trustee (the “Trustee”). General Mills has appointed the Trustee as paying agent (the “Paying Agent”) in connection with the Debentures.

        To withdraw Debentures that have been surrendered for payment, the registered holder must submit, and the Paying Agent must receive, this completed and signed notice of withdrawal no later than 5:00 p.m., New York City time, on the Purchase Date. You bear the risk of untimely withdrawal of previously surrendered Debentures. You must allow sufficient time for completion of the necessary procedures prior to 5:00 p.m., New York City time, on the Purchase Date.

The Paying Agent is:
BNY Midwest Trust Company

The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street – 7 East
New York, New York 10286
Attention: William Buckley
Tel.: (212) 815-5788

        All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Notice and the accompanying Purchase Notice relating to General Mills’ obligation to purchase, at the option of the holder thereof, its Zero Coupon Convertible Senior Debentures Due 2022 (the “Debentures”) for $712.97 in cash per $1,000 principal amount at maturity of the Debentures, subject to the terms and conditions of the Indenture and the Debentures.

        This Notice of Withdrawal is to be completed by registered holders of Debentures desiring to withdraw Debentures surrendered pursuant to the Put Option if delivery of such Debentures has been previously made by book-entry transfer to the Paying Agent’s account at The Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “Procedures to be Followed by Holders Electing to Surrender Debentures for Purchase” in the Company Notice. The Trustee has informed General Mills that, as of the date of the Company Notice, all custodians and beneficial holders of the Debentures held the Debentures through DTC accounts and that there were no certificated Debentures in non-global form. Accordingly, all Debentures previously surrendered for purchase must be withdrawn pursuant to the withdrawal procedures of DTC.

Ladies and Gentlemen:

        The undersigned hereby withdraws the undersigned’s surrender for purchase to General Mills of the Debentures described below, which Debentures were previously surrendered for purchase pursuant to the Put Option.

        The undersigned understands that the withdrawal of Debentures previously surrendered for purchase effected by this Notice of Withdrawal may not be rescinded and that such Debentures will no longer be deemed to be validly surrendered for purchase. Such withdrawn Debentures may be resurrendered for purchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Purchase Notice.

        All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

* * *

DESCRIPTION OF DEBENTURES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s)(1)	Debentures Being Withdrawn (Attach additional signed list, if necessary)

Principal Amount Represented by Debentures

Total Amount Being Withdrawn

(1) Exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

METHOD OF DELIVERY

☐	CHECK HERE IF THE DEBENTURES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

DTC Account Number:

Contact Person:

Address:

Telephone (with international dialing code):

Facsimile (with international dialing code):

Date Surrendered:

Transaction Code Number:

SIGN HERE

(To Be Completed by All Registered Holders of Debentures Being Withdrawn)

Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) of the Debentures by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Registered Holder(s) or Authorized Signatory)

Date:                      , 2005

Name(s):

(Please Print)

Capacity:

Area Code(s) and Telephone Number(s):

The Guarantee Below Must be Completed.

GUARANTEE OF SIGNATURE(S)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date:                      , 2005